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                                                                  Exhibit (d)(6)


                                   Schedule A
                      to the Investment Advisory Agreement
                  dated May 31, 1997, as amended July 31, 2003


Portfolio                                               Rate
---------                                               ----

Advisory Foreign Fixed Income                          .375%
Advisory Mortgage                                      .375%
Balanced                                               .450%
Balanced Plus                                          .550%
Cash Reserves                                          .250%
Domestic Fixed Income                                  .375%
Equity                                                 .500%
Fixed Income                                           .375%
Fixed Income II                                        .375%
Global Fixed Income                                    .375%
Growth                                                 .500%
High Yield                                             .450%
Intermediate Duration                                  .375%
International Fixed Income                             .375%
Investment Grade Credit Advisory                       .375%
Limited Duration                                       .300%
Mid Cap Growth                                         .500%
Mid Cap Value                                          .750%
Mortgage Advisory                                      .375%
Multi-Asset-Class                                      .650%
Multi-Market Fixed Income                              .450%
Municipal                                              .375%
NY Municipal                                           .375%
Small Cap Growth                                      1.000%
Small Cap Value                                        .750%
Special Purpose Fixed Income                           .375%
Targeted Duration                                      .375%
Value                                                  .500%
Value II                                               .500%